UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635





Item 5.  Other Events

Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company") announced today that it has entered into a contract with Electric Boat Corporation of Groton, Connecticut ("Electric Boat") to support their work on Trident submarines. During the period from May to September 2003, Todd Pacific completed planning and preparation work for Electric Boat under a contract valued at less than $200,000. Todd Pacific has begun work on a follow-on contract to fabricate components and to accomplish associated steel outfitting, project management and quality assurance functions. This contract is associated with the refit work being accomplished by Electric Boat on the USS OHIO (SSBN 726) at the Puget Sound Naval Shipyard.

Todd Pacific's work is being performed under a cost plus incentive fee contract with Electric Boat for fabrication work, and a firm fixed price contract for the associated project management and quality assurance work. The total value of these contracts is approximately $5.3 million and the work is scheduled to be completed in May 2004. Todd Pacific has been requested to provide pricing estimates for a second shipset of components to be fabricated in late 2004, completing in 2005. Todd Pacific intends to pursue this additional opportunity, however there is no assurance that Todd Pacific will be awarded all or part of this additional work.




Item 7.  Financial Statements and Exhibits


(c) Exhibits

28-1 Press Release dated January 29, 2004.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 29, 2004.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel